UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 16, 2002

SCP POOL CORPORATION

(exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of	(Commission File Number )	(IRS Employer Identification No.)
incorporation)

109 Northpark Boulevard,	70433-5001
Covington, Louisiana	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(985) 892-5521

SCP POOL CORPORATION

Item 2.                        Acquisition or Disposition of Assets

            On August 16, 2002, SCP Pool Corporation (the “Company”), a Delaware corporation, completed its acquisition (the “Acquisition”) of Fort Wayne Pools, Inc. (“Fort Wayne”), an Indiana corporation, pursuant to the terms of the Stock Purchase Agreement (the “Fort Wayne Purchase Agreement”), dated as of August 16, 2002 by and between Jeffrey Bertsch, Randall E. Bertsch, Robin E. Bertsch, Dominic DiNapoli, Thomas A. Epple, Erin Garton, Laura Garton, Richard K. Garton and Jamee Garton Insko, on the one hand, and SCP Acquisition Co. LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, on the other hand.  The Fort Wayne Purchase Agreement is filed as an exhibit hereto.  The following discussion is only a summary and is qualified in its entirety by reference to the Fort Wayne Purchase Agreement.

            Pursuant to the Fort Wayne Purchase Agreement, the Company acquired all of the outstanding common stock of Fort Wayne for a purchase price of approximately $44 million.  The Company expanded its borrowing capacity from $110 million to $150 million under its existing revolving credit facility with Bank One, N.A., Fleet Capital Corporation, BNP Paribas, Regions Bank and The Fifth Third Bank to facilitate this transaction.  The amount of the consideration was determined by reference to the book value of the assets acquired and as a result of negotiations between the Company and Fort Wayne.  Prior to the acquisition, there was no material relationship between Fort Wayne and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

            The assets owned and operated by Fort Wayne include product inventories, consisting primarily of swimming pool supplies and complementary products, and fixed assets used in the manufacturing of pools and pool components, and the distribution of product inventories.  The Company intends to sell such inventories in the ordinary course of business and to continue to use such fixed assets in the manufacturing of pools and pool components, and the distribution of product inventories.

SCP POOL CORPORATION

Item 7.                        Financial Statements and Exhibits

a.-b.     Financial statements of businesses acquired and pro forma financial information.

            The Acquisition did not meet the significance tests as defined in the instructions for Item 7 of Form 8-K, and therefore, neither financial statements of the business acquired nor pro forma financial information are required to be filed.

c.         Exhibits

Exhibit Number	Description
10.1

Stock Purchase Agreement dated as of August 16, 2002, by and between Jeffrey Bertsch, Randall E. Bertsch, Robin E. Bertsch, Dominic DiNapoli, Thomas A. Epple, Erin Garton, Laura Garton, Richard K. Garton and Jamee Garton Insko, on the one hand, and SCP Acquisition Co. LLC (“Acquisition”), a Delaware limited liability company and wholly owned subsdiary of the Company, on the other hand.

99	Press Release dated as of August 19, 2002.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 30, 2002.

SCP POOL CORPORATION

By: /s/ Craig K. Hubbard
Craig K. Hubbard Chief Financial Officer, Treasurer and Secretary

SCP POOL CORPORATION

Index to Exhibits

Exhibit Number	Description
10.1

Stock Purchase Agreement dated as of August 16, 2002, by and between Jeffrey Bertsch, Randall E. Bertsch, Robin E. Bertsch, Dominic DiNapoli, Thomas A. Epple, Erin Garton, Laura Garton, Richard K. Garton and Jamee Garton Insko, on the one hand, and SCP Acquisition Co. LLC (“Acquisition”), a Delaware limited liability company and wholly owned subsdiary of the Company, on the other hand.

99	Press Release dated as of August 19, 2002.